 Exhibit 99.9
Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 1
cathy@georesourcesinc.com
FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Third Quarter and
Nine-Month Financial Results

Year to Date Earnings of $18.2 Million and EBITDAX of $53.2 Million.

Houston, Texas November 4, 2010 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial and operating results for the year to date and the three  months ended September 30, 2010. The following tables summarize the results of operations compared to similar periods in 2009.

	Nine Months Ended September 30,
	(In thousands, except earnings per share)
	2010	2009

Total revenue	$79,911	$57,411
Net income	$18,153	$7,404
Earnings per share (diluted)	$0.90	$0.46
EBITDAX	$53,228	$34,079

	Three Months Ended September 30,
	(In thousands, except earnings per share)
	2010	2009

Total revenue	$26,929	$22,985
Net income	$7,636	$3,428
Earnings per share (diluted)	$0.38	$0.21
EBITDAX	$17,658	$15,081

	Percent Increase (Decrease)	Nine Months Ended September 30,
		2010	2009

Oil Production (MBbls)	30%	780	601
Gas Production (MMcf)	7%	3,656	3,430
Barrel of oil equivalent (MBOE)	18%	1,389	1,173
Average Price Oil before Hedge Settlements (per Bbl)	40%	$71.78	$51.45
Average Price Oil after Hedge Settlements (per Bbl)	19%	$70.51	$59.23
Average Price Gas before Hedge Settlements (per Mcf)	39%	$4.25	$3.06
Average Price Gas after Hedge Settlements (per Mcf)	36%	$5.39	$3.95

	Percent Increase (Decrease)	Three Months Ended September 30,
		2010	2009

Oil Production (MBbls)	30%	276	212
Gas Production (MMcf)	-36%	1,076	1,678
Barrel of oil equivalent (MBOE)	-8%	455	492
Average Price Oil before Hedge Settlements (per Bbl)	13%	$69.53	$61.65
Average Price Oil after Hedge Settlements (per Bbl)	11%	$70.43	$63.55
Average Price Gas before Hedge Settlements (per Mcf)	55%	$4.15	$2.67
Average Price Gas after Hedge Settlements (per Mcf)	48%	$5.74	$3.87

EBITDAX (see definition below) for the first nine months of 2010 totaled $53.2 Million compared to $34.1 Million in the comparable prior year period, representing an increase of 56%. EBITDAX increased 17% to $17.7 Million for the third quarter of 2010 compared to $15.1 Million for the third quarter of 2009.

The following tables reconcile reported net income to EBITDAX for the periods indicated (in thousands):

	Nine Months Ended September 30,
	(In thousands)
	2010	2009

EBITAX (1)

Net income	$18,153	$7,404
Add back:
Interest expense	3,949	3,549
Income taxes:
Current	10,699	(176)
Deferred	(1,416)	5,292
Depreciation, depletion and amortization	18,517	15,503
Hedge and derivative contracts	(976)	327
Non-cash compensation	793	1,064
Exploration and impairments	3,509	1,116
EBITDAX	$53,228	$34,079

	Three Months Ended September 30,
	(In thousands)
	2010	2009

Net income	$7,636	$3,428
Add back:
Interest expense	1,391	1,586
Income taxes:
Current	8,834	356
Deferred	(6,213)	2,184
Depreciation, depletion and amortization	6,204	6,310
Hedge and derivative contracts	(656)	194
Non-cash compensation	299	403
Exploration and impairments	163	620
EBITDAX	$17,658	$15,081

(1)
As used herein, EBITDAX is calculated as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense and further excludes non-cash compensation, impairments and hedge ineffectiveness and income or loss on derivative contracts.  EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

See attached financial statements for additional details related to our results of operations, cash flows and financial position.

Comments

Frank A. Lodzinski, CEO and President, commented, “Our comparative results for the nine months  ending September 30, 2010 and 2009 reflect our continued year over year growth.  We are on track for our first $100 million year (revenues).  Comparatively, we benefited from both increased production and from improved oil and gas prices. Our increased production was a direct result of our successful drilling programs in the Williston Basin and strategic acquisitions, offset by the impact of suspending our natural gas drilling due to low prices. The impact of suspending gas drilling is quite evident when comparing the third quarter of this year to last year. High rate gas wells were brought on line in 2009 and production has declined, as anticipated.   Although our oil production has increased significantly, the rate of growth is impacted by industry-wide delays between completion of drilling operations and commencement of production, due to the high demand for completion services and equipment. Nevertheless, we expect our overall production for 2010 to exceed 2009 totals.”

About GeoResources, Inc.
GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities primarily focused in three core areas – the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read our 10-K as amended by our 10-K/A for the year ended December 31, 2009 and the other  SEC reports of the Company and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2010	2009
ASSETS	(unaudited)

Current assets:

Cash	$12,131	$12,660
Accounts receivable:
Oil and gas revenues	15,759	14,860
Joint interest billings and other	24,702	13,734
Affiliated partnerships	702	933
Notes receivable	120	120
Derivative financial instruments	5,988	764
Income taxes receivable	-	2,077
Prepaid expenses and other	2,100	2,297

Total current assets	61,502	47,445

Oil and gas properties, successful efforts method:

Proved properties	325,315	285,363
Unproved properties	12,976	10,281
Office and other equipment	1,155	828
Land	96	96
	339,542	296,568

Less accumulated depreciation, depletion and amortization	(66,700)	(48,182)

Net property and equipment	272,842	248,386

Equity in oil and gas limited partnerships	2,383	3,532

Derivative financial instruments	1,885	1,360

Deferred financing costs and other	2,704	3,574

	$341,316	$304,297

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2010	2009
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$3,463	$6,452
Accounts payable to affiliated partnerships	3,037	8,361
Revenue and royalties payable	12,998	13,928
Income taxes payable	7,201	-
Drilling advances	-	390
Accrued expenses	2,270	1,574
Derivative financial instruments	2,721	4,794

Total current liabilities	31,690	35,499

Long-term debt	85,000	69,000

Deferred income taxes	17,848	15,778

Asset retirement obligations	6,761	6,110

Derivative financial instruments	962	3,233

Stockholders' equity:
Common stock, par value $0.01 per share; authorized 100,000,000 shares; issued and outstanding: 19,723,916 in 2010 and
19,705,362 in 2009	197	197
Additional paid-in capital	147,862	146,966
Accumulated other comprehensive income	2,041	(3,288)
Retained earnings	48,955	30,802

Total stockholders' equity	199,055	174,677

	$341,316	$304,297

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue:
Oil and gas revenues	$25,612	$19,980	$74,684	$49,109
Partnership management fees	124	151	423	847
Property operating income	498	398	1,282	1,312
Gain on sale of property and equipment	243	57	388	1,545
Partnership income	429	2,374	1,771	3,834
Interest and other	23	25	1,363	764

Total revenue	26,929	22,985	79,911	57,411

Expenses:
Lease operating expense	5,146	4,395	15,363	13,202
Severance taxes	1,520	1,200	4,843	3,161
Re-engineering and workovers	881	761	1,389	2,057
Exploration expense	163	620	766	988
Impairment of oil and gas properties	-	-	2,743	128
General and administrative expense	2,023	1,951	5,881	5,976
Depreciation, depletion and amortization	6,204	6,310	18,517	15,503
Hedge ineffectiveness	(658)	111	(974)	186
(Gain) / loss on derivative contracts	2	83	(2)	141
Interest	1,391	1,586	3,949	3,549

Total expense	16,672	17,017	52,475	44,891

Income before income taxes	10,257	5,968	27,436	12,520

Income tax expense (benefit):
Current	8,834	356	10,699	(176)
Deferred	(6,213)	2,184	(1,416)	5,292
	2,621	2,540	9,283	5,116

Net income	$7,636	$3,428	$18,153	$7,404

Net income per share (basic)	$0.39	$0.21	$0.92	$0.46

Net income per share (diluted)	$0.38	$0.21	$0.90	$0.46

Weighted average shares outstanding:
Basic	19,723,916	16,241,717	19,719,120	16,241,717

Diluted	20,080,670	16,323,353	20,076,472	16,241,717

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2010	2009
Net income	$18,153	$7,404
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	18,517	15,503
Proved property impairments	2,743	128
Gain on sale of property and equipment	(388)	(1,545)
Accretion of asset retirement obligations	300	271
Unrealized gain on derivative contracts	(305)	(153)
Amortization of loss on canceled hedge contract	-	363
Hedge ineffectiveness (gain) loss	(974)	186
Partnership income	(1,771)	(3,834)
Partnership distributions	2,919	1,355
Deferred income taxes	(1,416)	5,292
Non-cash compensation	793	1,064
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	10,285	(5,348)
(Increase) decrease in prepaid expense and other	988	(355)
Decrease in accounts payable and accrued expense	(1,734)	(7,403)
Net cash provided by operating activities	48,110	12,928

Cash flows from investing activities:
Proceeds from sale of property and equipment	540	2,660
Additions to property and equipment, net of acreage cost
recoveries of $20,230 in 2010 and none in 2009	(65,282)	(81,619)
Net cash used in investing activities	(64,742)	(78,959)

Cash flows from financing activities:
Proceeds from stock options exercised	103	-
Issuance of long-term debt	16,000	64,000
Net cash provided by financing activities	16,103	64,000

Net increase (decrease) in cash and cash equivalents	(529)	(2,031)

Cash and cash equivalents at beginning of period	12,660	13,967

Cash and cash equivalents at end of period	$12,131	$11,936

Supplementary information:
Interest paid	$3,161	$2,938
Income taxes paid	$2,629	$677
Non-cash investing activities
Accounts receivable - acreage cost recoveries	$20,000	$-